Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-276680) of MGO Global Inc. of our report dated June 3, 2024, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of MGO Global Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of the abovementioned Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, Florida

June 3, 2024